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Exhibit 1.1

2,000,000 Units, each Unit consisting of
One (1) Share of Common Stock and
Two (2) Redeemable Common Stock Purchase Warrants

HYPERSPACE COMMUNICATIONS, INC.

UNDERWRITING AGREEMENT
September     , 2004

Capital Growth Financial, LLC
225 NE Mizner Blvd., Suite 750
Boca Raton, Florida 33432
 As Representative of the Underwriters
named on Schedule A hereto

Ladies and Gentlemen:

        Hyperspace Communications, Inc., a corporation organized and existing under the laws of Colorado (the "Company"), confirms its agreement, subject to the terms and conditions set forth herein, with each of the underwriters listed on Exhibit A hereto (collectively, the "Underwriters"), for whom Capital Growth Financial, LLC is acting as representative (in such capacity, the "Representative"), to sell and issue to the Underwriters an aggregate of 2,000,000 units (the "Units"), each Unit comprised of: one (1) share ("Share") of the Company's common stock, no par value per share (the "Common Stock") and two (2) Redeemable Common Stock Purchase Warrants (the "Warrants"). The aforesaid Units, Shares and Warrants are together referred to as the "Firm Securities". The Warrants are to be issued under the terms of a Warrant Agreement (the "Warrant Agreement") by and between the Company and Computershare Trust Company, Inc. (the "Warrant Agent"), in substantially the form as most recently filed as an exhibit to the Registration Statement (as hereinafter defined). In addition, the Company proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, an aggregate additional amount of 300,000 Units (the "Additional Securities"). The Firm Securities and any Additional Securities purchased by the Underwriters are referred to herein as the "Securities." The Securities are more fully described in the Registration Statement and Prospectus referred to below. The offering and sale of the Securities contemplated by this underwriting agreement (this "Agreement") is referred to herein as the "Offering."

        1.    Representations and Warranties of the Company.    The Company represents, warrants and covenants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Additional Closing Date:

          (a)   The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (Registration No. 333-115404), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Securities and the securities underlying the Representative's Unit Purchase Option (as hereinafter defined) which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the

  Securities Act registering additional shares of Common Stock or Warrants (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Securities have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. Based on communications from the Commission, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the "Rules and Regulations"), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act ("Rule 424(b)"). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits incorporated by reference therein pursuant to the Rules and Regulations on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the Rules and Regulations promulgated thereunder (the "Exchange Act") after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          (b)   At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed and at the Closing Date and the Additional Closing Date(as hereinafter respectively defined), if any, the Registration Statement and the Prospectus and any amendments thereof and supplements or exhibits thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein: (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading. To the best of the Company's knowledge, when any Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of certain information included in the "Underwriting" section of the Prospectus.

          (c)   Ehrhardt Keefe Steiner & Hottman, PC, whose reports relating to the Company are included in the Registration Statement, are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations.

          (d)   Subsequent to the respective dates as of which information is presented in the Registration Statement and the Prospectus, and except as disclosed in the Registration Statement and the Prospectus: (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, and (ii) there has been no material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting: (A) the business, condition (financial or otherwise), results of operations, shareholders' equity, properties or prospects of the Company and each direct or indirect subsidiary of the Company listed on Schedule B hereto (the "Subsidiaries"), taken as a whole; (B) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (C) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (a "Material Adverse Change"). Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus and after giving effect to the Offering and other transactions contemplated by the Offering and this Agreement.

          (e)   As of the dates indicated in the Prospectus, the authorized, issued and outstanding shares of capital stock of the Company were as set forth in the Prospectus in the column headed "Actual" under the section thereof captioned "Capitalization" and, after giving effect to the Offering and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, will be as set forth in the column headed "As Adjusted" in such section. After giving effect to the Offering, the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, the authorized, issued and outstanding shares of capital stock of the Company will be as set forth in the column headed "Pro Form As Adjusted" in the section of the Prospectus captioned "Capitalization." Except as disclosed in the Registration Statement and

  Prospectus, except as set forth in the Registration Statement, all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation, of or subject to any preemptive or similar right that does or will entitle any Person (as defined below), upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Relevant Security, as would have a Material Adverse Affect on the Company. As used herein, the term "Relevant Security" means any Common Stock, Warrant or other security of the Company or any Subsidiary that is convertible into, or exercisable or exchangeable for Common Stock or equity securities, or that holds the right to acquire any Common Stock or equity securities of the Company or any Subsidiary or any other such Relevant Security, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. As used herein, the term "Person" means any foreign or domestic individual, corporation, trust, partnership, joint venture, limited liability company or other entity.

          (f)    The Units and the Shares are duly authorized, and when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock except as described in the Registration Statement.

          The Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the right of creditors generally or by general equitable principles, and holders thereof will be entitled to the benefits provided by the Warrant Agreement pursuant to which such Warrants are to be issued. The shares of Common Stock issuable upon exercise of the Warrants have been reserved for issuance and when issued in accordance with the terms of the Warrants and Warrant Agreement, will be duly and validly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights and no personal liability will attach to the ownership thereof. The Warrant Agreement has been duly authorized and, when executed and delivered will constitute the valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles.

          The Shares and the Warrants contained in the Representative's Unit Purchase Option (as hereinafter defined) have been duly authorized and, when duly issued and delivered, such Shares and Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Representative's Option Agreement, Representative's Unit Purchase Option, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles and the indemnification contained in paragraph 7 of the Representative's Option Agreement (as hereinafter defined) may be unenforceable. The shares of Common Stock included in the Representative's Unit Purchase Option (and the shares of Common Stock issuable upon exercise of the Warrants included therein) when issued and sold, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and no personal liability will attach to the ownership thereof.

          (g)   The Securities have been duly and validly authorized and, when issued, delivered and paid for in accordance with this Agreement and as described in the Prospectus on each of the Closing Date and the Additional Closing Date, as applicable, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any Person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of Securities in the Offering. The shares of Common Stock and the Warrants representing the Securities conform to the descriptions thereof contained in the Registration Statement and the Prospectus. The shares of Common Stock underlying the Warrants have been duly and validly authorized and, when issued, delivered and paid for in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any Person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of Securities in the Offering. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

          (h)   The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries and as otherwise disclosed in the Registration Statement and the Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any "Lien"). No director, officer or key employee of the Company named in the Prospectus holds any direct equity, debt or other pecuniary interest in any Subsidiary or any Person with whom the Company or any Subsidiary does business or is in privity of contract with, other than, in each case, indirectly through the ownership by such individuals of shares of Common Stock.

          (i)    Each of the Company and the Subsidiaries has been duly incorporated, formed or organized, and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation, formation or organization. Each of the Company and the Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Prospectus, and to own, lease and operate its respective properties. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders' equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company or any Subsidiary; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (any such effect being a "Material Adverse Effect").

          (j)    Except as set forth in the Registration Statement, neither the Company nor any Subsidiary: (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clause (ii) above) for any lien, charge or encumbrance disclosed in the Registration Statement and the Prospectus, or which would have a Material Adverse Effect on the Company.

          (k)   The Company has full right, power and authority to execute and deliver this Agreement, the Representative's Option Agreement, the Representative's Unit Purchase Option (as hereinafter defined), the Warrant Agreement and the Financial Advisory Agreement (as hereinafter defined), to perform its obligations hereunder and thereunder and to consummate each of the transactions contemplated by this Agreement, the Representative's Option Agreement, the Representative's Unit Purchase Option, the Warrant Agreement and the Financial Advisory Agreement. The Company has duly and validly authorized this Agreement, the Representative's Option Agreement, the Representative's Unit Purchase Option, the Warrant Agreement and the Financial Advisory Agreement and each of the transactions contemplated by this Agreement, the Representative's Option Agreement, the Representative's Unit Purchase Option, the Warrant Agreement and the Financial Advisory Agreement. This Agreement, the Representative's Option Agreement, the Representative's Unit Purchase Option, the Warrant Agreement and the Financial Advisory Agreement have been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by the laws of equity or applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (l)    The execution, delivery, and performance of this Agreement, the Representative's Option Agreement, the Representative's Unit Purchase Option, the Warrant Agreement and the Financial Advisory Agreement and the consummation of the transactions contemplated by this Agreement, the Representative's Option Agreement, the Representative's Unit Purchase Option, the Warrant Agreement and the Financial Advisory Agreement do not and, to the knowledge of the Company, will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, the non-compliance of which would have a Material Adverse Effect on the Company.

          (m)  Each of the Company and the Subsidiaries has all material consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the "Consents"), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect. Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

          (n)   Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, including those relating to transactions with Affiliates (within the meaning of Rule 144 under the Securities Act) ("Affiliates"), the non-compliance with which would not have a Material Adverse Effect.

          (o)   The Representative's Unit Purchase Option (as hereinafter defined) will conform to the description thereof in the Registration Statement and in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and, when sold to and paid for by the Representative in accordance with the Representative's option agreement ("Representative's Option Agreement"), which includes the form of Representative's Unit Purchase Option, will have been duly authorized and validly issued and will constitute valid and binding obligations of the Company entitled to the benefits of the Representative's Unit Purchase Option. The shares of Common Stock and Warrants issuable upon exercise of the Representative's Unit Purchase Option (the "Representative's Option Securities") have been duly authorized and reserved for issuance upon exercise of the Representative's Unit Purchase Option by all necessary corporate action on the part of the Company and, when issued and delivered and paid for upon such exercise in accordance with the terms of the Representative's Unit Purchase Option, will be validly issued, fully paid, nonassessable and free of preemptive rights and will conform to the description thereof in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (p)   No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement, the Representative's Option Agreement, the Representative's Unit Purchase Option, the Warrant Agreement or the Financial Advisory Agreement or consummation of each of the transactions contemplated by this Agreement, the Representative's Option Agreement, the Representative's Unit Purchase Option, the Warrant Agreement and the Financial Advisory Agreement, including the issuance, sale and delivery of the Securities and the Representative's Option Securities to be issued, sold and delivered hereunder and thereunder, except the registration under the Securities Act of the Securities and the Representative's Option Securities, which has become effective, and such Consents as may be required under state securities or blue sky laws or the by-laws and rules of the American Stock Exchange LLC ("AMEX"), the National Association of Securities Dealers, Inc. (the "NASD") or NASD Regulation, Inc. in connection with the purchase and distribution of the Securities by the Underwriters, each of which, to the best of the Company's knowledge or belief, has been obtained and is in full force and effect.

          (q)   Except as disclosed in the Registration Statement and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect.

          (r)   The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated Subsidiaries. Except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement and the Prospectus present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The other financial and statistical information included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

          (s)   There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the Prospectus in accordance with Regulation S-X which have not been included as so required. The pro forma and pro forma as adjusted financial information included in the Registration Statement and the Prospectus has been properly compiled in all material respects and prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly in accordance with generally accepted accounting principles the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The Company believes that, the assumptions used in preparing the pro forma and pro forma as adjusted financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The Company believes that the related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (t)    The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

          (u)   The Securities have been approved for listing on the AMEX, subject to official notice of issuance.

          (v)   The Company and the Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w)  Except as disclosed in the Registration Statement and to the AMEX, the Company's Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Section 803 of the AMEX Company Guide ("AMEX Rules") and the Board of Directors and/or audit committee has adopted a charter that satisfies the requirements of

  Section 121 of the AMEX Rules. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (x)   Intellectual Property

              (i)  Intellectual Property consists of the following:

              (a)   all patents, trademarks, trade names, service marks, trade dress, copyrights and any renewal rights therefor, mask works, net lists, schematics, technology, manufacturing processes, supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (in both source and object code form), applications and registrations for any of the foregoing owned by the Company, specifically including but not limited to the proprietary processes embodied in the Company's pending patents;

              (b)   all goodwill associated with trademarks, trade names, service marks and trade dress owned by the Company;

              (c)   all software, including, but not limited to, the HyperNat, HyperWeb and HyperTunnel software, firmware listings, updated software source code, and complete system build software and instructions related to all software owned by the Company;

              (d)   all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein owned by the Company;

              (e)   all other tangible or intangible proprietary information and materials owned by the Company; and

              (f)    all license and other rights in any third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (a) through (e) above (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by the Company);

      that are owned or held by or on behalf of the Company or that are being, and/or have been, used, or are currently under development for use, in the business of the Company as it has been, is currently or is currently anticipated to be conducted. Intellectual Property described in clauses (a) to (e) above is referred to herein as "Company Intellectual Property"and Intellectual Property described in clause (f) above is referred to herein as "Company Licensed Intellectual Property." Unless otherwise noted, all references to "Intellectual Property" shall refer to both Company Intellectual Property and Company Licensed Intellectual Property.

             (ii)  Schedule 1(w) lists: (a) all patents, copyrights, mask works, trademarks, service marks, domain names, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing (including the status of such applications and registrations), that are included in Company Intellectual Property; (b) all hardware products and tools, software products and tools, and services that are currently published, offered, or under development by the Company; (c) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any end user or other third party is authorized to have access to or use Intellectual Property or exercise any other right with regard thereto (including without limitation rights to use or display Company "brand features"); (d) all Company Licensed Intellectual Property (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by the Company); and (e) any obligations of exclusivity, non-competition, non-solicitation, first refusal, or first negotiation to which the Company is subject under any agreement that does not fall within the ambit of (c) or (d) above. The disclosures described in (c), (d) and (e) hereof include the names and dates of the relevant agreements, as well as the identities of the parties thereto.

            (iii)  Company Intellectual Property consists solely of items and rights that are either: (a) owned by the Company, (b) in the public domain, or (c) rightfully used and authorized for use by the Company and its successors pursuant to a valid license or other agreement. All Company Intellectual Property which consists of license or other rights to third party property also is set forth in Schedule 1(w). Except as set forth in the Registration Statement and Prospectus and on Schedule 1(w), the Company has all rights in the Company Intellectual Property reasonably necessary to carry out the Company's current, and anticipated future activities and has or had all rights in Company Intellectual Property reasonably necessary to carry out Company's former activities, including without limitation, if necessary to carry out such activities, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign, and sell the Company Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. Except as set forth in the Registration Statement and Prospectus and on Schedule 1(w), all software and firmware listings that are part of Company Intellectual Property are adequately commented in accordance with current software industry standards.

            (iv)  Except as set forth in the Registration Statement and Prospectus and on Schedule 1(w), the Company is not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder or thereunder, will the Company be, in violation of any license, sublicense or other agreement relating to the Company Intellectual Property to which the Company is a party or otherwise bound. Except as specifically described in Schedule 1(w), the Company is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Company or its successors in Company Intellectual Property.

             (v)  Except as set forth in the Registration Statement or the Prospectus, or Schedule 1(w), the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Intellectual Property or any other authorized exercise of rights in or to Company Intellectual Property by the Company or its licensees does not and will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, except as set forth in the Registration Statement and Prospectus and on Schedule 1(w), the use, reproduction, modification, sale, or any other exercise of rights in any Company Intellectual Property or any other authorized exercise of rights in or to Company Intellectual Property by the Company or its licensees does not and will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Except as set forth in the Registration Statement or the

    Prospectus, no claims (a) challenging the validity, effectiveness, or ownership by the Company of any of Company Intellectual Property, or (b) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property by the Company or its licensees infringes or will infringe on any intellectual property or other proprietary or personal right of any person have been asserted or, to the Company's knowledge, are threatened by any person nor are there any valid grounds for any bona fide claim of any such kind. Except as set forth in the Registration Statement or the Prospectus, all granted or issued patents and mask works and all registered trademarks listed on Schedule 1(w) and all copyright registrations held by the Company are valid, enforceable and subsisting. Except as set forth in the Registration Statement and Prospectus and on Schedule 1(w), to the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of Company Intellectual Property by any third party, employee or former employee or other third party.

            (vi)  Except as set forth in the Registration Statement or the Prospectus, no parties other than the Company possess any current or contingent rights to any source code that is part of Company Intellectual Property (including, without limitation, through any escrow account).

           (vii)  The Registration Statement and Schedule 1(w) lists all parties who have created any material portion of, or otherwise have any rights in or to, Company Intellectual Property other than employees of the Company whose work product was created by them entirely within the scope of their employment by the Company and constitutes works made for hire owned by the Company. The Company has secured from all parties who have created any material portion of, or otherwise have any rights in or to, Company Intellectual Property valid and enforceable written assignments or licenses of any such work or other rights to the Company.

          (viii)  The Company has obtained legally binding written agreements from all employees and third parties set forth on Schedule 1(x)(viii) with whom the Company has shared confidential proprietary information (a) of the Company, or (b) received from others which the Company is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential.

          (y)   Neither the Company nor any of its Subsidiaries has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, (iii) the Foreign Corrupt Practices Act, or (iv) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

          (z)   During the period of 180 days after the effective date of the Registration Statement, neither the Company nor any of its Affiliates will directly or indirectly, take any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

          (aa) Except as disclosed in the Registration Statement, neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be "integrated" pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

          (bb) Except as disclosed in the Registration Statement and the Prospectus, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with, the offer and sale of the Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

          (cc) To the Company knowledge, the documents, exhibits or other materials incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (dd) To the Company's knowledge, the conditions for use of Form SB-2 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

          (ee) To the Company's knowledge, it is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended, and is not and will not be an entity "controlled" by an "investment company" within the meaning of such act.

          (ff)  There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described, filed or incorporated by reference.

          (gg) No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act of 2002 ("Sarb-Ox"), directly or indirectly, including through a Subsidiary (other than as permitted under the Sarb-Ox for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

          (hh) Except as set forth in the Registration Statement and Prospectus, the Company is in material compliance with the provisions of Sarb-Ox and the Rules and Regulations promulgated thereunder and related or similar rules and regulations promulgated by AMEX or any other governmental or self regulatory entity or agency, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in the Registration Statement and Prospectus: (i) all members of the Company's board of directors who are required to be "independent" (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company's board of directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii) the audit committee of the Company's board of directors does not have at least one member who is an "audit committee financial expert" (as that term is defined under applicable laws, rules and regulations).

          (ii)   Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company's knowledge, and as otherwise disclosed to the Underwriters, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or Affiliates that may affect the Underwriters' compensation as determined by the NASD.

          (jj)   The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration and the Prospectus. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Registration Statement and the Prospectus or such as do not (individually or in the aggregate) materially affect the business or prospects of the Company or any of the Subsidiaries. Any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

          (kk) The Company and its Subsidiaries maintain insurance of the types and in the amounts which are customary for companies engaged in similar businesses, including, but not limited to: (A) directors' and officers' insurance (including insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act, the Rules and Regulations and applicable foreign securities laws; and (B) insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against. The Company maintains and will continue to maintain insurance (of which the Company is the beneficiary) with at least $1,500,000 of coverage of the lives of each of John Yeros and Mark Endry for a period of three (3) years from the Closing Date with an insurer rated at least AA or better in the most recent addition of "Best's Life Reports". There are no claims by the Company or any Subsidiary under any policy or instrument described in this subparagraph as to which any insurance company is denying liability or defending under a reservation of rights clause. All of the insurance policies described in this subparagraph are in full force and effect. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially adversely affect the business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries.

          (ll)   Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the

  Company's or any Subsidiary's federal, state, local or foreign taxes is pending or, to the Company's knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the Company's most recent audited financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

          (mm) No labor disturbance by the employees of the Company or any Subsidiary currently exists or, to the Company's knowledge, is likely to occur.

          (nn) The Company and each Subsidiary have at all times operated their respective businesses in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply therewith. Neither the Company nor any Subsidiary has received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that will result in a Material Adverse Effect. As used herein, the term "Environmental Laws" means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a Federal state or local government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.

          (oo) Except as set forth in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary is a party to an "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") which: (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any Subsidiary and covers any employee or former employee of the Company or any Subsidiary or any ERISA Affiliate (as defined hereafter). These plans are referred to collectively herein as the "Employee Plans." For purposes of this Section, "ERISA Affiliate" of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of the person or entity.

          (pp) The Registration Statement and the Prospectus identify each employment, severance or other similar arrangement or policy and each material plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which: (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any Subsidiary or any of their respective ERISA Affiliates, and (iii) covers any employee or former employee of the Company or any Subsidiary or any of their respective ERISA Affiliates. These contracts, plans and arrangements are referred to collectively in this Agreement as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to that Benefit Arrangement.

          (qq) Except as set forth in the Registration Statement or the Prospectus, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any Subsidiary or any of their respective ERISA Affiliates other than medical benefits required to be continued under applicable law, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 40 1(h) of the Code). With respect to any of the Company's or any Subsidiaries' Employee Plans which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, there has been material compliance with all requirements imposed there under such that the Company or any Subsidiary or their respective ERISA Affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

          (rr)  Except as set forth in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary is a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $60,000 to any officer, consultant, director or employee.

          (ss)  The execution of this Agreement, the Representative's Unit Purchase Option and consummation of the Offering does not constitute a triggering event under any Employee Plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any Subsidiary other than an event that is not material to the financial condition or business of the Company or any Subsidiary, either individually or taken as a whole.

          (tt)  No "prohibited transaction" (as defined in either Section 406 of the ERISA or Section 4975 of Code), "accumulated funding deficiency" (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability; each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan"; and each employee benefit plan of the Company or any Subsidiary that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

          (uu) The Company agrees that it will, upon completion of the proposed public offering contemplated herein, for a period of no less than three (3) years, engage a designee of Representative as an advisor ("Advisor") to its Board of Directors where such Advisor shall attend meetings of the Board, receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors and receive compensation equal to the highest compensation of other non-officer Directors, excluding the Chairperson of the Company's audit committee. In addition, such Advisor shall be entitled to receive reimbursement for all costs incurred in attending such meetings including, food, lodging, and transportation. The Company further agrees that, during said three (3) year period, it shall schedule no less than four (4) formal and "in person" meetings of its Board of Directors in each such year at which meetings such Advisor shall be permitted to attend as set forth herein; said meetings shall be held quarterly each year and at least ten (10) days advance notice of such meetings shall be given to the Advisor. Further, during such three (3) year period, the Company shall give notice to the Representative with respect to any proposed acquisitions, mergers, reorganizations or other similar transactions. In lieu of the Representative's right to designate an Advisor, the Representative shall have the right during such three-year period, in its sole discretion, to designate one person for election as a director ("Director") of the Company and the Company will utilize its best efforts to obtain the election of such person who shall be entitled to receive the same compensation, expense reimbursements and other benefits as any other non-employee director, excluding the Chairperson of the Company's audit committee.

          The Company shall, during such three year period, give the Representative timely prior written notice of any proposed acquisitions, mergers, reorganizations or other similar transactions. The Company shall indemnify and hold such Advisor or Director harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of such Advisor or Director at any such meeting described herein, and, if the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it shall, if possible, include such Advisor or Director as an insured under such policy.

          (vv) The Company shall retain the Representative as a financial advisor at a monthly fee of $3,000 for a twenty-four (24) month period commencing on the Closing Date, pursuant to a financial advisory agreement ("Financial Advisory Agreement") to be executed by the Company and the Representative. The entire fee of $72,000 shall be payable on the Closing Date.

          (ww) Neither the Company, any Subsidiary nor, to the Company's knowledge, any of their respective employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States of any jurisdiction thereof.

          (xx) The Company has not offered, or caused the Underwriters to offer, the Firm Securities to any Person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Subsidiary to alter the customer's or supplier's level or type of business with the Company or any Subsidiary or (ii) a journalist or publication to write or publish favorable information about the Company, any Subsidiary or its products or services.

          (yy) As used in this Agreement, references to matters being "material" with respect to the Company or its Subsidiaries shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company or the applicable Subsidiaries, either individually or taken as a whole, as the context requires.

          (zz) As used in this Agreement, the term "knowledge of the Company" (or similar language) shall mean the knowledge of the executive officers and directors of the Company and the applicable Subsidiaries who are named in the Prospectus, with the assumption that such executive officers and directors shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as executive officers and/or directors of the Company or the applicable Subsidiaries).

        Any certificate signed by or on behalf of the Company and delivered to the Representative or to Ellenoff Grossman & Schole LLP, counsel for the Representative ("Underwriters' Counsel") shall be deemed to be a representation and warranty by the Company to each Underwriter listed on Schedule A hereto as to the matters covered thereby.

        2.    Purchase, Sale and Delivery of the Securities and the Representative's Unit Purchase Option.

          (a)   On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per Unit of $            , the number of Firm Securities set forth opposite their respective names on Schedule A hereto together with any additional number of Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

          (b)   Payment of the purchase price for, and delivery of certificates representing, the Firm Securities shall be made at the offices of the Underwriters' Counsel, 370 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on the third (3rd) or, as permitted under Rule 15c6-1 under the Exchange Act, fourth (4th) business day (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement, or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representative and the Company as permitted under Rule 15c6-1 under the Exchange Act (such time and date of payment and delivery being herein called the "Closing Date"). The closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Securities is referred to herein as the "Closing."

          (c)   Payment of the purchase price for the Firm Securities shall be made by wire transfer in immediately available funds to or as directed by the Company upon delivery of certificates for the Firm Securities to the Representative through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Firm Securities shall be registered in such name or names and shall be in such denominations as the Representative may request at least two (2) business days before the Closing Date. The Company will permit the Representative to examine and package such certificates for delivery at least one (1) full business day prior to the Closing Date.

          (d)   In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase up to an aggregate of 300,000 Additional Securities at the same purchase price per Unit to be paid by the Underwriters for the Firm Securities as set forth in Section 2(a) above, for the sole purpose of covering over-allotments in the sale of Firm Securities by the Underwriters. This option may be exercised at any time and from time to time on or before the forty-fifth (45th) day following the final date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised and the date and time, as reasonably determined by the Representative, when the Additional Securities are to be delivered (any such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second (2nd) full business day after the date on which the option shall have been exercised nor later than the eighth (8th) full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Upon any exercise of the option as to all or any portion of the Additional Securities, each Underwriter, acting severally and not jointly, agrees to purchase from the Company the number of Additional Securities that bears the same proportion of the total number of Additional Securities then being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule A hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Securities that the Underwriters have agreed to purchased hereunder, subject, however, to such adjustments to eliminate fractional Units as the Representative in its sole discretion shall make.

          (e)   Payment of the purchase price for, and delivery of certificates representing, the Additional Securities shall be made at the office of Underwriters' Counsel, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on the Additional Closing Date (unless postponed in accordance with the provisions of Section 9 hereof), or such other time as shall be agreed upon by the Representative and the Company.

          (f)    Payment of the purchase price for the Additional Securities shall be made by wire transfer in immediately available funds to or as directed by the Company upon delivery of certificates for the Additional Securities to the Representative through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Additional Securities shall be registered in such name or names and shall be in such denominations as the Representative may request at least two (2) business days before the Additional Closing Date. The Company will permit the Representative to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

          (g)   On the Closing and at any Additional Closing Date, the Company will further issue and sell to the Representative or, at the direction of the Representative, to other Underwriters or selling group members or bona fide officers of the Underwriters or selling group members, for an aggregate purchase price of $160.00, warrants to purchase Units (the "Representative's Unit Purchase Option") pursuant to the Representative's Option Agreement, entitling the holders thereof to purchase an aggregate of 160,000 Units for a period of four years, such period to commence on the first anniversary of the effective date of the Registration Statement. The Representative's Unit Purchase Option shall be exercisable at a price equal to 165% of the initial public offering price per Unit and shall contain terms and provisions more fully described herein below and as set forth more particularly in the Representative's Option Agreement and the Representative's Unit Purchase Option to be executed by the Company on the effective date of the Registration Statement, including, but not limited to, (i) cashless exercise; (ii) customary anti-dilution provisions in the event of stock dividends, split mergers, sales of all or substantially all of the Company's assets, sales of stock below then prevailing market or exercise prices and other events; and (iii) prohibitions of mergers, consolidations or other reorganizations of or by the Company or the taking by the Company of other action during the five-year period following the effective date of the Registration Statement unless adequate provision is made to preserve, in substance, the rights and powers incidental to the Representative's Option Agreement and the Representative's Unit Purchase Option. The Representative's Unit Purchase Option shall not be redeemable, provided, however, the Warrants issuable upon exercise of the Representative's Unit Purchase Option shall be redeemable upon the same terms as the Warrants sold to the public. The Securities to be received by the Underwriters upon exercise of the Representative's Unit Purchase Option shall be the same as delivered to the public in the Offering. The Company has reserved and shall continue to reserve a sufficient number of Shares and Warrants for issuance upon exercise of the Representative's Unit Purchase Option. As provided in the Representative's Option Agreement, the Representative may designate that the Representative's Unit Purchase Option be issued in varying amounts directly to other Underwriters and selling group members and to bona fide officers of the Underwriters and selling group members. As further provided, no sale, transfer, assignment, pledge or hypothecation of the Representative's Unit Purchase Option shall be made for a period of 12 months from the effective date of the Registration Statement, except (ii) by operation of law or reorganization of the Company, or (iii) to the Underwriters and bona fide partners, officers of the Underwriters and selling group members.

        3.    Offering.    Upon authorization of the release of the Firm Securities by the Representative, the Underwriters propose to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

        4.    Covenants of the Company.    The Company acknowledges, covenants and agrees with the Underwriters that:

          (a)   The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing.

          The Company will notify the Representative immediately (and, if requested by the Representative, will confirm such notice in writing): (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company's intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every effort to avoid the issuance of any such stop order, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which the Representative shall object in writing after being timely furnished in advance a copy thereof. The Company will provide the Representative with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Representative a reasonable opportunity to review and comment thereon.

          (b)   The Company shall comply with the Securities Act, the Exchange Act and all applicable Rules and Regulations to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Exchange Act and all applicable Rules and Regulations in connection with the sales of Securities, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if, to comply with the Securities Act, the Exchange Act or the Rules and Regulations, it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document which is an exhibit to the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 4(a) hereof, an appropriate amendment or supplement (in form and substance satisfactory to the Representative) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c)   The Company will promptly deliver to the Underwriters and Underwriters' Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company's files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.

          (d)   The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 4(b) of the Securities Act.

          (e)   If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Act by the earlier of: (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

          (f)    The Company will use its best efforts, in cooperation with the Representative, at or prior to the time of effectiveness of the Registration Statement, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions, domestic or foreign, as the Representative may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

          (g)   The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than twelve (12) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an audited earnings statement of the Company and the Subsidiaries complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

          (h)   The Company will, for so long as the Securities are registered under the Exchange Act, hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company's fiscal years, and within 150 days after the end of each of the Company's fiscal years will provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Exchange Act and shall be included in an annual report pursuant to the requirements of such rule.

          (i)    The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Warrants and the Representative's Unit Purchase Option and warrants thereunder outstanding from time to time.

          (j)    So long as any Warrants are outstanding and the exercise price of the Warrants is less than the market price of the Common Stock, the Company shall use its best efforts to cause post-effective amendments, if required by the Securities Act, to the Registration Statement to become effective in compliance with the Securities Act and without any lapse of time between the effectiveness of any such post-effective amendments and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant and to furnish to the Representative and each dealer as many copies of each such Prospectus as the Representative or any such dealer may reasonably request. The Company shall not call for redemption any of the Warrants unless a registration statement covering the securities underlying the Warrants has been declared effective by the Commission and remains current at least until the date fixed for redemption.

          (k)   During the twelve (12) months following the Closing Date, without the consent of the Representative which shall not be unreasonably withheld: (i) the Company will not file any registration statement relating to the offer or sale of any of the Company's securities, including any Registration Statement on Form S-8, except Form S-8 filed with the Commission in connection with the Company's Stock Option Plans.

          (l)    Each of the Company's officers and directors and certain of its shareholders (as determined by the Representative and the Company) ("Lock-Up Parties") who owns any of the Company's outstanding shares of unregistered Common Stock, or warrants or options to purchase Common Stock or other securities convertible into Common Stock have entered into a written agreement with the Representative that, for a specified period of time, he, she or it will not publicly or privately sell any shares of the Company's Common Stock, including shares of Common Stock underlying options, warrants or any other convertible security, owned directly, indirectly or beneficially by him, her or it (as defined by the 1934 Act and rules promulgated thereunder). Certain shareholders shall agree not to sell any of their securities for a period of at least 180 days after the Effective Date and the officers and directors shall agree not to sell any of their securities for a period of 18 months after the Effective Date (for the respective parties the "Lock-Up Period") without the Representative's prior written consent, which the Representative agrees to review after 12 months from the Effective Date to determine if all or any portion of the shares may be released prior to the expiration of the Lock-Up Period. The Representative's determination to release all or any portion of the Shares from the Lock-Up Period will depend on several factors including, but not limited to, the market price and demand for our Common Stock and the general condition of the securities markets. Any decision by the Representative decision to shorten the Lock-Up Period is arbitrary and may not be based on any specific parameters. The Company will cause each of the Lock-Up Parties to deliver to the Representative the agreements of each of the Lock-Up Parties to the foregoing effect prior to the Closing Date, which agreements shall be substantially in the form attached hereto as Annex II.

          (m)  During the twelve (12) month period following the Closing Date, offer, sell or distribute any of its securities, other than pursuant to the Company's incentive stock option plan, without the prior written consent of the Representative.

          (n)   During the twenty-four (24) months following the Closing, offer, sell or distribute any convertible securities convertible at a price that may, at the time of conversion, be less than the Fair Market Value of the Common Stock on the date of the original sale, without the consent of the Underwriter. For purposes of this Section 4, the term "Fair Market Value" shall mean the greater of: (i) the average of the volume weighted average price of the Company's common stock for each of the 30 trading days prior to the date of the original sale; and (ii) the last sale price of the Common Stock, during normal operating hours, as reported on AMEX, or any other exchange or electronic quotation system on which the Common Stock is then listed.

          (o)   For a period of two (2) years from the effective date of the Registration Statement, the Company, at its expense, shall provide the Representative on a weekly basis with a copy of the Company's weekly transfer sheets from the previous week and securities positions listings.

          (p)   During the period of three (3) years from the effective date of the Registration Statement, the Company will furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to the Underwriters: (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission). Reports required to be delivered pursuant to this Section 4(p) shall be deemed to have been delivered on the date on which the Company posts such reports on the Company's website on the internet at www.ehyperspace.com, or when such reports are posted on the SEC's website at www.sec.gov, and such postings shall be deemed to satisfy the delivery requirements of this Section 4(p); provided, that the Company shall deliver paper copies of such reports upon request of the Representative.

          (q)   The Company will not issue press releases or engage in any other publicity, without the Representative's prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the thirtieth (30th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company's business.

          (r)   The Company will use its good faith best commercially reasonable efforts to maintain its key person life insurance with a insurer rated at least AA or better in the most recent addition of "Best's Life Reports" in the amount of $1,500,000 on the lives of each of John Yeros and Mark Endry in full force and effect for a period of three (3) years from the Closing Date. The Company shall be the sole beneficiary of such policy.

          (s)   Upon conclusion of the Offering, the Company will engage (for no less than one (1) year from the date of the Closing Date) a financial public relations firm mutually acceptable to the Company and the Representative. The Company further agrees for a period of one (1) year from the date of this Agreement, to provide the Underwriters, simultaneously with the distribution to third parties of any financial information, news releases, and/or other publicity regarding the Company, its business, or any terms of the proposed Offering.

          (t)    For as long as the Company is required to file reports with the Commission under Section 12 of the Exchange Act, the Company will maintain a Transfer Agent and Warrant Agent, reasonably acceptable to the Representative, which may be the same entity, and, if necessary under the same jurisdiction of incorporation as the Company, as well as a Registrar (which may be the same entity as the Transfer and Warrant Agent) for its Common Stock and Warrants.

          (u)   The Company will apply the net proceeds from the sale of the Securities as set forth under the caption "Use of Proceeds" in the Prospectus. Except as set forth in the Prospectus, without the written consent of the Representative, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any employees or former employees.

          (v)   The Company will use its best efforts to effect and maintain the listing of the Securities on AMEX.

          (w)  The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

          (x)   The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Firm Securities and the Additional Securities.

          (y)   The Company will not take, and will cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

          (z)   The Company shall cause to be prepared and delivered to the Representative, at its expense, within one (1) business day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term "Electronic Prospectus" means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

        5.    Consideration; Payment of Expenses; Warrant Solicitation; Financial Advisory Services.

          (a)   In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the Securities purchased) of the following compensation:

              (i)  An underwriting discount of eight and one-half percent (8.5%); and

             (ii)  a non-accountable expense allowance equal to three percent (3.0%) of the gross proceeds of the Offering (exclusive of any proceeds from the sale of Additional Securities).

          (b)   The Representative reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by the NASD to the effect that the Underwriters' aggregate compensation is in excess of NASD rules or that the terms thereof require adjustment.

          (c)   Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay or reimburse all costs and expenses incident to the performance of its obligations hereunder, including the following:

              (i)  all expenses in connection with the preparation, printing, "edgarization" and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

             (ii)  the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities and the Representative's Option Securities under the Securities Act and the Offering;

            (iii)  the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering and the cost of eight (8) bound volumes of such documents for the Representative;

            (iv)  all expenses in connection with the qualification of the Securities and the Representative Option Securities for offering and sale under state or foreign securities or blue sky laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey undertaken by such counsel;

             (v)  the filing fees incident to, and the fees and disbursements of Underwriters' Counsel in connection with, securing any required review by the NASD of the terms of the Offering;

            (vi)  all fees and expenses in connection with listing the Securities on the AMEX;

           (vii)  all expenses incurred in connection with attending or hosting meetings with prospective purchasers of the Securities ("Road Show Expenses");

          (viii)  any stock transfer taxes incurred in connection with this Agreement or the Offering

            (ix)  the cost of preparing certificates representing the Securities;

             (x)  the cost and charges of any transfer agent or registrar for the Securities; and

            (xi)  all other costs and expenses incident to the performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 5.

           (xii)  the cost of two (2) "tombstone" advertisements to be placed in appropriate daily or weekly periodicals of the Representative's choice (i.e., The Wall Street Journal and The New York Times) up to $20,000.

          (d)   The Company shall also reimburse the Underwriter for the payment of background investigations of each of the Company's officers and directors in an amount not to exceed $5,000 per individual.

          (e)   It is understood, however, that except as provided in this Section, and Sections 6, 7 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel. Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated pursuant to Section 5 or 10(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all accountable expenses of the Underwriters (including but not limited to fees and disbursements of counsel to the Underwriters) incurred in connection herewith.

          (f)    The Company agrees not to solicit Warrant exercises other than through the Underwriters. Upon any exercise of the Warrants after twelve months from the Effective Date, the Company agrees to pay any Underwriter a fee of 5% of the aggregate Warrant exercise price, if: (i) the market price of the Common Stock on the date the Warrants are exercised is greater than the then exercise price of the Warrants, (ii) the exercise of the Warrants is solicited by such Underwriter at such time as it is a member of the NASD and such Underwriter is designated in writing by the holder of the Warrants as the NASD member soliciting the exercise, (iii) the Warrants are not held in a discretionary account, (iv) disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrants; and (v) the solicitation of exercise of the Warrant was not in violation of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. No Warrant solicitation by the Underwriters will occur for a period of twelve months after the Effective Date.

          (g)   The Company shall retain the Representative as a financial advisor at a monthly fee of $3,000 for a twenty-four (24) month period commencing on the Closing Date, pursuant to the Financial Advisory Agreement to be executed by the Company and the Representative. The entire fee of $72,000 shall be payable on the Closing Date.

        6.    Conditions of Underwriters' Obligations.    The obligations of the Underwriters to purchase and pay for the Firm Securities and the Additional Securities as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (ii) the absence from any certificates, opinions, written statements or letters furnished to the Representative or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions. For purposes of this Section 6, the terms "Closing Date" and "Closing" shall refer to the Closing Date for the Firm Securities and any Additional Closing Date, if different, for the Additional Securities, and each of the foregoing and following conditions must be satisfied as of each Closing.

          (a)   The Registration Statement shall have become effective and all necessary regulatory or listing approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representative. If the Company shall have elected to rely upon Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date or the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b)   The Representative shall have received the favorable written opinion of Perkins Coie LLP, legal counsel for the Company, dated as of the Closing Date addressed to the Underwriters in form attached hereto as Annex I.

          (c)   All proceedings taken in connection with the sale of the Firm Securities and the Additional Securities as herein contemplated shall be satisfactory in form and substance to the Representative and to Underwriters' Counsel.

          (d)   The Representative shall have received a certificate of each of the Chairman, Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date to the effect that: (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the applicable Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the applicable Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included or incorporated by reference in the Registration Statement and the Prospectus pursuant to the Rules and Regulations which are not so included or incorporated by reference and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, shareholders' equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (y) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

          (e)   On the date of this Agreement, on the Closing Date and, as the case may be, on each Additional Closing Date, the Representative shall have received a "cold comfort" letter from Ehrhardt Keefe Steiner & Hottman PC, independent public accountants for the Company, dated, respectively, as of the date of the date of delivery and addressed to the Underwriters and in form and substance satisfactory to the Representative and Underwriters' Counsel, confirming that they are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations, and stating, as of the date of delivery (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter and, with respect to letters issued as of Additional Closing Dates, confirming the conclusions and findings set forth in such prior letter.

          (f)    Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders' equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

          (g)   The Representative shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached hereto as Annex II.

          (h)   The Representative shall have received a duly executed management confirmation letter from the Company's directors and officers relating to certain information appearing in the

  Registration Statement, which letter shall be in the form previously delivered to the Representative in connection with the filing of the Preliminary Prospectus.

          (i)    The Securities shall have been approved for quotation on AMEX.

          (j)    The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (k)   No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

          (l)    The Company shall have furnished the Underwriters and Underwriters' Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters' Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to the Representative and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of the Closing, and the obligations of the Underwriters to purchase the Additional Securities may be cancelled by the Representative at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

        7.    Indemnification.

          (a)   The Company shall indemnify and hold harmless each Underwriter and each Person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by such party contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission made by such party to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity agreement will be in addition to any liability, which the Company may otherwise have, including but not limited to other liability under this Agreement.

          (b)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in the last sentence of Section 1(b) hereof.

          (c)   Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

        8.    Contribution.    In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8: (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Units underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities to be purchased by each of the Underwriters hereunder and not joint.

        9.    Underwriter Default.

          (a)   If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Securities or Additional Securities hereunder, and if the Firm Securities or Additional Securities with respect to which such default relates (the "Default Securities") do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Securities or Additional Securities, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion of the total number of Default Securities then being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Securities set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional Units as the Representative in its sole discretion shall make.

          (b)   In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm Securities or Additional Securities, as the case may be, the Representative may in their discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Securities, the obligations of the Underwriters to purchase and of the Company to sell the Additional Securities shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4, 6, 7, 9 and 11(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c)   In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Securities and Additional Securities.

        10.    Survival of Representations and Agreements.    All representations and warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 hereof and the covenants and agreements contained in Sections 4, 5, 7, 8, this Section 10 and Sections 14 and 15 hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

        11.    Effective Date of Agreement; Termination.

          (a)   This Agreement shall become effective upon the later of: (i) receipt by the Representative and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 1, 4, 6, 7 and 12 through 16, inclusive, shall remain in full force and effect at all times after the execution hereof.

          (b)   The Representative shall have the right to terminate this Agreement at any time prior to the consummation of the Closing or to terminate the obligations of the Underwriters to purchase the Additional Securities at any time prior to the consummation of any closing to occur on an Additional Closing Date, as the case may be, if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) trading on the New York Stock Exchange, The NASDAQ National Market or the American Stock Exchange ("AMEX") shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, The NASDAQ National Market or the AMEX or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Securities or the Additional Securities, as the case may be, on the terms and in the manner contemplated by the Prospectus.

          (c)   Any notice of termination pursuant to this Section 11 shall be in writing.

          (d)   If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 9(b) hereof), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

        12.    Notices.    All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

          (a)   if sent to the Representative or any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to Capital Growth Financial, LLC, 225 NE Mizner Blvd., Suite 750, Boca Raton, Florida 33432, Attention: Michael S. Jacobs, President, in each case, with a copy to Underwriters' Counsel at Ellenoff Grossman & Schole LLP, 370 Lexington Avenue, 19th Floor, New York, New York, 10017, Attention: Douglas S. Ellenoff, Esq.; and

          (b)   if sent to the Company shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement,

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

        13.    Parties.    This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 6 and 7 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling Persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other Person. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Units from any of the Underwriters.

        14.    Governing Law.    This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Underwriters and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters' address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN

CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

        15.    Entire Agreement.    This Agreement, together with the schedule and exhibits attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

        16.    Severability.    If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

        17.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

        18.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        19.    Time is of the Essence.    Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

[Signature Pages Follow]

        If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,
HYPERSPACE COMMUNICATIONS, INC.
By:
Name:
Title:

Accepted by the Representative, acting for itself and as
Representative of the Underwriters named on Schedule A attached hereto, as of the date first written above:

CAPITAL GROWTH FINANCIAL, LLC

By:
Name:
Title:

[End of Signature Pages to Underwriting Agreement]

SCHEDULE A

Underwriters

Underwriter	Total Number of Firm Securities to be Purchased	Number of Additional Securities to be Purchased if Option is Fully Exercised
Capital Growth Financial, LLC
Pali Capital, Inc.

TOTAL

SCHEDULE B

Subsidiaries of the Company

SCHEDULE C

Lock-Up Parties

SCHEDULE 1(W)

ANNEX I

Form of Opinion of Company Counsel

        All capitalized terms used but not defined in this Annex I shall have the meanings ascribed to such terms in the Underwriting Agreement to which this Annex is attached.

           1.  The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Colorado and has full corporate power and authority to own or lease all the assets owned or leased by it as described in the Registration Statement and Prospectus and to conduct its business as described in the Registration Statement and Prospectus.

           2.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company.

           3.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements, employee benefits plans or the exercise of convertible securities, options or warrants referred to in the Prospectus). All of such outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable, and, to our knowledge, were not issued in violation of or subject to any preemptive or, to our knowledge, similar rights.

           4.  To our knowledge, the Company does not own or control, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity.

           5.  The description of the capital stock of the Company included in the Registration Statement and the Prospectus conforms in all material respects to the terms thereof.

           6.  To our knowledge, there are no judicial, regulatory or other legal or governmental proceedings pending or threatened to which the Company is a party or to which any of its properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described.

           7.  No consent, approval, authorization, order, regulation, filing, qualification, license, permit or declaration with, any court or any judicial, regulatory or other legal or governmental agency or body is required for the execution, delivery and performance by the Company of the transactions on its part contemplated under each of the Underwriting Agreement, Representative's Option Agreement, Representative's Unit Purchase Option, Warrant Agreement and Financial Advisory Agreement except such as have been obtained or made under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD or the American Stock Exchange in connection with the purchase and distribution by the Underwriters of the Shares.

           8.  The Company has full corporate power and authority to enter into and deliver each of the Underwriting Agreement, the Securities, Representative's Option Agreement, Representative's Unit Purchase Option, Warrant Agreement and Financial Advisory Agreement and to perform its obligations thereunder. Each of the Underwriting Agreement, Representative's Option Agreement, Representative's Unit Purchase Option, Warrant Agreement and Financial Advisory Agreement have been duly authorized, executed and delivered by the Company. Each of the Underwriting Agreement, Representative's Option Agreement, Representative's Unit Purchase Option, Warrant Agreement and Financial Advisory Agreement constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           9.  The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable and no holder of the Shares is or will be subject to personal liability solely by reason of being such a holder and will not have been issued in violation of or subject to preemptive or, to such counsel's knowledge, similar rights that entitle or will entitle any Person to acquire any Securities from the Company upon issuance or sale thereof. The Units and the securities underlying the Units, the Representative's Option Agreement, the Representative's Unit Purchase Option and the Warrant Agreement conform in all material respects to the respective descriptions thereof contained in the Prospectus; the Shares of Common Stock to be issued upon exercise of the Warrants and the Representative's Unit Purchase Options and the Warrants underlying the Representative's Unit Purchase Option, upon issuance in accordance with the terms of such Warrants, the Warrant Agreement, the Representative's Option Agreement and the Representative's Unit Purchase Options will have been duly authorized and, when issued and delivered in accordance with their respective terms and applicable Colorado law, will be duly and validly issued, fully paid, non-assessable, free of preemptive rights and no personal liability will attach to the ownership thereof; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Warrants, Representative's Unit Purchase Option and upon the exercise of the Warrants underlying the Representative's Unit Purchase Option and to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any registration rights other than (i) those which have been waived or satisfied for or relating to the registration of any shares of Common Stock, (ii) those that have been described in the Registration Statement, or (iii) those contained in the Representative's Option Agreement.

         10.  The Representative's Option Agreement and the Representative's Unit Purchase Option are duly authorized and upon payment of the purchase price specified in Section 2(g) of the Underwriting Agreement will be validly issued and constitute valid and binding obligations of the Company; and the certificates representing the Representative's Unit Purchase Option are in due and proper form under law.

         11.  The Securities are duly authorized for quotation on the American Stock Exchange.

         12.  The execution and delivery of each of the Underwriting Agreement, Representative's Option Agreement, Representative's Unit Purchase Option, Warrant Agreement and Financial Advisory Agreement, the compliance by the Company with all of the terms thereof and the consummation of the transactions contemplated thereby (A) does not contravene any provision of applicable law or the Amended and Restated Articles of Incorporation or Amended and Restated By-Laws of the Company, (B) to our knowledge, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms and provisions of, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement, document or instrument known to us to which the Company is a party or by which the Company or its properties is bound or affected, except for such liens, charges, encumbrances, conflicts, breaches, violations, defaults or rights that would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company, or (C) violate or conflict with (i) any judgment, ruling, decree or order known to us or (ii) any statute, rule or regulation of any court or other governmental agency or body, applicable to the business or properties of the Company, except for such violations or conflicts that would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company.

         13.  To our knowledge, there is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed or incorporated by reference as required, and each description of such contracts and documents that is contained or incorporated by reference in the Registration Statement and Prospectus fairly presents in all material respects the information required under the Act and the Rules and Regulations.

         14.  The statements under the captions "Description of Securities" and "Underwriting" in the Prospectus and Items 24 and 26 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

         15.  To our knowledge, no holder of securities of the Company has rights, which have not been waived or satisfied, to require the Company to register with the Commission shares of Common Stock or other securities, as part of the Offering.

         16.  The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) and Rule 430A have been made; and, to the best of our knowledge (a) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued under the 1933 Act and (b) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         17.  The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (other than the financial statements, schedules and other financial data contained or incorporated by reference in the Registration Statement or Prospectus, as to which we express no opinion).

         18.  The Company is not required, and upon the issuance and sale of the Shares as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Registration Statement and Prospectus will not be required, to register as an "investment company" under the 1940 Act.

         19.  The Company is not in violation of its charter or by-laws and, to such counsel's knowledge after due inquiry, the Company is not in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, taken as a whole, to which the Company is a party or by which the Company's property is bound.

         20.  The Company has such authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate their respective properties and to conduct their respective businesses, except where the failure to have any such authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such authorization is valid and in full force and effect and the Company is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto. To the best knowledge of such counsel, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such authorization.

         21.  To the best knowledge of such counsel, the Company owns, possesses or has adequate rights to use the intellectual property and the licensed intellectual property (collectively the "Intellectual Property"), including but not limited to HyperTunnel, reasonably necessary to conduct the business of the Company in the manner described in the Prospectus, except to the extent that the failure to own, possess or have adequate rights to use such Company Intellectual Property would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         22.  Other than as set forth or contemplated in the Prospectus, to such counsel's knowledge, the Company has not received any notice of infringement of or conflict with, and such counsel has no knowledge of any infringement of or conflict with, asserted rights of others with respect to the

Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         23.  Other than as set forth or contemplated in the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, to such counsel's knowledge, the conduct of the current and future business of the Company in the manner described in the Prospectus does not and will not infringe, interfere or conflict with any valid issued patent claim or other Intellectual Property right of any third party, or any claim of a patent application filed by any third party, which patent application has been published in the U.S. Patent and Trademark Office (PTO) or similar foreign authority or is otherwise known to the Company and which claim would reasonably be expected to issue as a valid claim.

         24.  Other than as set forth or contemplated in the Prospectus, to such counsel's knowledge, no third party, including any academic or governmental organization possesses or could obtain rights to the patents, patent applications or patent rights of the Company which, if exercised, would allow such third party to develop products competitive with those of the Company and would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         25.  To the knowledge of such counsel, all information material to patentability has been timely disclosed to the PTO during the prosecution of all patent applications as to the Intellectual Property and no misrepresentation has been made to, or material information withheld from, the PTO during such prosecution.

         26.  Such counsel has no reason to believe that any of the Company's trademark applications filed with the PTO will not eventuate in registered trademarks.

        In addition to the foregoing legal opinions, the opinion letter of counsel shall contain the following statement (it being understood that such statement itself shall not constitute a legal opinion): "As counsel, we have participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, no facts have come to our attention which would lead us to believe that either the Registration Statement, at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained or incorporated by reference any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein)."

        When used in the legal opinion, the term "knowledge" shall mean the knowledge (after due investigation) of attorneys and paralegals of the Firm who have represented the Company and/or the Subsidiaries.

ANNEX II

Form of Lock-Up Agreement

                        , 2004

Capital Growth Financial, LLC
225 NE Mizner Blvd., Suite 750
Boca Raton, Florida 33432
 As Representative of the Underwriters

  Re:
  Hyperspace Communications, Inc. Lock-Up Agreement

Ladies and Gentlemen:

        This letter agreement (this "Agreement") relates to the proposed public offering (the "Offering") by Hyperspace Communications, Inc., a Colorado corporation (the "Company"), of its units, consisting of Common Stock and Redeemable Common Stock Purchase Warrants (the "Units"). The Offering is governed by the certain Underwriting Agreement, dated as of                        , 2004 (the "Underwriting Agreement"), by and among the Company and Capital Growth Financial, LLC (the "Representative"), as representative of the several underwriters named therein.

        In order to induce the Representative to underwrite the Offering, the undersigned (on behalf of himself) hereby agrees that, without the prior written consent of the Representative during the period from the date hereof until                        (    ) months from the date of the final prospectus for the Offering (the "Lock-Up Period"), the undersigned: (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein "Relevant Security" means any common stock or other security of the Company or any Subsidiary thereof that is convertible into, or exercisable or exchangeable for common stock or equity securities or that holds the right to acquire any common stock or equity securities of the Company or any Subsidiary or any other such Relevant Security, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

        The Representative agrees to review this Agreement, after 12 months from the Effective Date, to determine in its sole discretion if all or any portion of the shares subject to this Agreement may be released prior to the expiration of the Lock-Up Period.

        The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.

        The undersigned hereby further agrees that, without the prior written consent of the Representative during the Lock-Up Period the undersigned will not: (x) file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,
By:
Print Name:

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UNDERWRITING AGREEMENT September , 2004